SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No._____)

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[ ] 	Definitive Information Statement

                  General Parcel Service, Inc.
-------------------------------------------------------------
          (Name of Registrant as Specified in Charter)

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

               GENERAL PARCEL SERVICE, INC.
                     8923 Western Way
                     P. O. Box 41204
            Jacksonville, Florida  32203-1204

                  INFORMATION  STATEMENT
                  ----------------------

This Information Statement is furnished by the Board of Directors of General Parcel Service, Inc., a Florida corporation ("GPS"), to inform the Shareholders that the Articles of Incorporation of GPS and the Amended and Restated Bylaws of GPS will be amended pursuant to Minutes of Joint Action of Board of Directors and Shareholders of GPS Taken by Written Consent in Lieu of Meeting effective as of June 30, 1997. As a result of the amendments, GPS' Articles of Incorporation will be amended effective June 30, 1997 to : (i) change the name of the GPS to "Transit Group, Inc." and (ii) increase the authorized shares of common stock of the GPS from 10 million to 30 million. In addition, GPS' Amended and Restated Bylaws will be amended to change the number of shareholder votes necessary to authorize an action by written consent from a unanimous vote to a majority vote.

Under Florida law, any amendments to GPS' Articles of Incorporation require the affirmative vote or consent of a majority of the shares entitled to vote thereon. During May 1997, holders of 1,926,144 shares of common stock (or 51.25% of the total entitled to vote on the matters set forth herein) consented in writing without a meeting to the matters set forth herein. As a result, the corporate action was approved by the majority required by law and no further votes will be needed.

Shareholders are urged to read the amendments, the text of which are attached as Attachment "A" to this Information
Statement.

This Information Statement fairly summarizes the material features of the amendments to GPS' Articles of Incorporation and Amended and Restated Bylaws. In addition, this Information Statement constitutes notice to those Shareholders who did not sign the Minutes of Joint Action. Shareholder notice is required by Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and by Section 607.0704(3) of the Florida Business Corporation Act (Fla. Stat. Ann. [West 1995}).

Additional information regarding GPS and the matters to be presented to the Shareholders at its annual meeting is contained in the enclosed Proxy Statement filed with the Securities and Exchange Commission on May 2, 1997.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT OT SEND
US A PROXY.

There is no substantial interest, direct or indirect, by security holdings or otherwise to the officers and directors of GPS in connection with the amendments to GPS' Articles of Incorporation and Amended and Restated Bylaws referred to above.

No proposals for action at the annual meeting have been presented by the Shareholders.

                                     										ATTACHMENT A

                CERTIFICATE OF AMENDMENT TO
               THE ARTICLES OF INCORPORATION
              OF GENERAL PARCEL SERVICE, INC.


Pursuant to Section 607.1006 of the Florida Business
Corporation Act (Fla. Stat. Ann. [West 1995]) (the "Act"), the undersigned, General Parcel Service, Inc., a Florida corporation
(the "Corporation"), hereby certifies that:

The following resolutions were adopted by the Board of Directors and the Shareholders of the Corporation pursuant to Sections 607.0821 and 607.0704 of the Act by Minutes of Joint Action of Board of Directors and certain Shareholders of the Corporation Taken by Written Consent in Lieu of Meeting and such consent was sufficient for approval of these resolutions:

RESOLVED, that the Corporation's Articles of Incorporation, as amended, be amended as follows:

			1.	Article I shall be amended to read as follows:

					"ARTICLE I

      Name

			The name of this Corporation shall be:

			TRANSIT GROUP, INC."


 		2.	The first sentence of Article IV shall be deleted in
   			its entirety and replaced with the following:

			"The authorized capital stock of the Corporation shall be 30,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Class A Preferred Stock, no par value."

RESOLVED FURTHER, that the officers of this Corporation be and hereby are authorized and directed to take any and all actions as may be required to effect such amendments, including, without limitation, the filing of a Certificate of Amendment reflecting the above amendments with the Florida Secretary of State.

RESOLVED FURTHER, that the Bylaws, stock ledger, and all other corporate documents of the Corporation be amended to reflect the name change.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to by signed in its name by its President and Chief
Executive Officer this 23rd day of May, 1997.

GENERAL PARCEL SERVICE, INC.

by:     /s/ Philip A. Belyew
   -------------------------
   Philip A. Belyew, President and
   Chief Executive Officer